UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2022
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2022, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the “Company”) at the Company’s 2022 Annual Meeting of Stockholders:

•	Election of nine directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

•	Advisory approval of the Company’s executive compensation; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Election of Directors
Emma S. Battle	40,404,911	589,242	18,937	3,010,232
Daniel W. Campbell	39,963,202	1,028,396	21,492	3,010,232
Andrew D. Lipman	37,294,974	1,902,315	1,815,801	3,010,232
Steven J. Lund	40,207,613	784,579	20,898	3,010,232
Ryan S. Napierski	40,399,083	592,562	21,445	3,010,232
Laura Nathanson	40,733,382	260,060	19,648	3,010,232
Thomas R. Pisano	38,289,859	907,956	1,815,275	3,010,232
Zheqing (Simon) Shen	40,867,646	124,112	21,332	3,010,232
Edwina D. Woodbury	40,760,449	232,117	20,524	3,010,232

Advisory Approval of the Company’s Executive Compensation	40,463,786	396,630	152,674	3,010,232

Ratification of PricewaterhouseCoopers LLP	42,674,829	1,311,216	37,277	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer
Date: June 6, 2022